Exhibit 99.1

Paltalk, Inc. Reports Slight Increase in Revenue and 33% Reduction in Net Loss for First Quarter 2024

Cash Balance of $13.0 Million at March 31, 2024

Jericho, NY - May 9, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the first quarter ended March 31, 2024.

Key Financial Highlights for First Quarter Ended March 31, 2024 Compared to Prior Year Period

●	Total Revenue increased 1.3% to $2.6 million

●	Subscription revenue decreased 0.9% to $2.5 million

●	Advertising revenue increased 96.7% to $0.1 million

●	Net loss was $0.5 million compared to a net loss of $0.7 million, an improvement of 33%

●	Adjusted EBITDA[1] loss was $0.5 million compared to Adjusted EBITDA[1] loss of $0.6 million, an improvement of 23%

●	Net cash used in operating activities for the quarter decreased 35% to $0.5 million

●	The Company had $13.0 million in cash and no long-term debt on its balance sheet as of March 31, 2024

Operational Highlights and Business Objectives

●	Continuing our efforts to leverage the integration of the ManyCam product into our Paltalk product through upselling initiatives

●	Continuing our efforts to improve user experience with ManyCam software and optimize features for both consumer and enterprise applications

●	Further optimizing marketing spend to effectively realize a positive return on our investment

●	Continuing to implement several enhancements to our live video chat applications, as well as the integration of card and board games and other features focused on retention and monetization, which collectively are intended to increase user engagement and revenue opportunities

●	Continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our businesses

●	Continuing to develop our consumer application platform strategy by seeking potential partnerships with large third-party communities to who we could promote a co-branded version of our video chat products and potentially share in the incremental revenues generated by these partner communities

●	Continuing to defend our intellectual property

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Financial Measures and Key Metrics” and the reconciliations at the end of this release for additional information concerning this and other non-GAAP financial measures.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “While we continue to look for additional revenue opportunities, we are encouraged by the stability in the revenue as we continue to enhance ManyCam and expand its availability into our Paltalk products and enterprise applications. Although not representative of a large share of our revenue, we are also excited about the rapid growth in our advertising revenue, which we attribute to new advertising partners and the roll out of our new advertising units. Our technology and business teams are working on additional features for our live video chat products and partnerships with large third-party communities with the goal of increasing our number of customers, customer retention and monetization, and potentially revenue. We believe we remain in a good position for both organic and acquisitive growth, as our expense infrastructure has been optimized to support additional revenue, and our cash position of $13.0 million at quarter end provides us flexibility for growth. Our trial against Cisco is now set to begin in August 2024, and we look forward to continuing to defend our intellectual property.”

Patent Litigation Update – Trial Expected to Begin in August 2024

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Court”). We allege that certain of Cisco’s products have infringed U.S. Patent No. 6,683,858, and that we are entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. On June 29, 2023, the Court held a pretrial conference with the parties and denied Cisco’s motion for summary judgement. The trial is expected to begin on August 26, 2024.

Financial Results for Three Months Ended March 31, 2024

●	Revenue for the three months ended March 31, 2024 increased by 1.3% to $2.59 million, compared to $2.56 million for the three months ended March 31, 2023. This increase was attributed to the increase in advertising revenue of 97%;

●	Loss from operations for the three months ended March 31, 2024 decreased by 16%, or $0.1 million, to a loss of $0.8 million, compared to a loss of $0.9 million for the three months ended March 31, 2023. The improvement in loss from operations was attributed to an increase in revenue and decreases in sales and marketing, product development, and general and administrative expenses for the three months ended March 31, 2024;

●	Net loss for the three months ended March 31, 2024 decreased by 33%, or $0.2 million, to a loss of $0.5 million, compared to a net loss of $0.7 million for the three months ended March 31, 2023;

●	Adjusted EBITDA[1] loss for the three months ended March 31, 2024 decreased by approximately 23%, or $0.1 million, to an Adjusted EBITDA[1] loss of $0.5 million, compared to Adjusted EBITDA[1] loss of $0.6 million for the three months ended March 31, 2023;

●	Cash and cash equivalents totaled $13.0 million at March 31, 2024, a decrease of $0.5 million compared to $13.6 million at December 31, 2023; and

●	The Company had no long-term debt on its balance sheet at March 31, 2024.

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Financial Measures and Key Metrics” and the reconciliations at the end of this release for additional information concerning this and other non-GAAP financial measures.

Key Financial and Operating Metrics from Operations:

(in thousands, except for percentages)

	Three Months Ended
	March 31, (unaudited)		Change
	2024	2023	$	%
Subscription revenue	$2,483	$2,506	$(23)	(0.9)%
Advertising revenue	115	58	57	96.7%
Total revenues	2,598	2,564	34	1.3%
Loss from operations	(762)	(909)	147	16.2%
Net loss	(492)	(738)	246	33.3%
Net cash used in operating activities	(521)	(803)	282	35.1%
Adjusted EBITDA (a non-GAAP measure)	$(497)	$(648)	$151	23.3%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
	March 31,
	(Unaudited)
	2024	2023
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net loss	$(492,307)	$(738,298)
Interest income, net	(151,984)	(121,167)
Income tax (benefit)	(117,900)	(49,554)
Depreciation and amortization expense	205,583	205,584
Stock-based compensation expense	59,311	55,141
Reported Adjusted EBITDA	$(497,297)	$(648,294)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net (loss) income adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; net loss from discontinued operations; interest income, net; other expense, net; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$13,047,255	$13,568,049
Accounts receivable, net of allowances of $26,559 as of March 31, 2024 and $23,326 as of December 31, 2023, respectively	95,435	92,704
Employee retention tax credit receivable, net	114,212	114,212
Prepaid expense and other current assets	795,868	990,634
Total current assets	14,052,770	14,765,599
Operating lease right-of-use asset	56,164	77,005
Goodwill	6,326,250	6,326,250
Intangible assets, net	2,498,894	2,704,477
Other assets	13,937	13,937
Total assets	$22,948,015	$23,887,268

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$711,598	$792,053
Accrued expenses and other current liabilities	105,188	226,120
Operating lease liabilities, current portion	56,164	-
Contingent consideration	-	77,005
Deferred subscription revenue	1,890,417	2,043,362
Total current liabilities	2,763,367	3,138,540
Operating lease liabilities, non-current portion	-	-
Deferred tax liability	482,957	614,041
Total liabilities	3,246,324	3,752,581
Commitments and contingencies (Note 9)
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,222,157 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	9,864	9,864
Treasury stock, 641,963 shares repurchased as of March 31, 2024 and December 31, 2023, respectively	(1,199,337)	(1,199,337)
Additional paid-in capital	36,268,039	36,208,728
Accumulated deficit	(15,376,875)	(14,884,568)
Total stockholders’ equity	19,701,691	20,134,687
Total liabilities and stockholders’ equity	$22,948,015	$23,887,268

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Subscription revenue	$2,482,982	$2,505,670
Advertising revenue	114,748	58,347
Total revenues	2,597,730	2,564,017
Costs and expenses:
Cost of revenue	819,075	802,475
Sales and marketing expense	190,594	254,868
Product development expense	1,211,701	1,248,582
General and administrative expense	1,138,551	1,167,111
Total costs and expenses	3,359,921	3,473,036
Loss from operations	(762,191)	(909,019)
Interest income, net	151,984	121,167
Loss from operations before provision for income taxes	(610,207)	(787,852)
Income tax benefit	117,900	49,554
Net loss	$(492,307)	$(738,298)

Net loss per share of common stock:
Basic	$(0.05)	$(0.08)
Diluted	$(0.05)	$(0.08)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	9,222,157	9,222,356
Diluted	9,222,157	9,222,356

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(492,307)	$(738,298)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Amortization of intangible assets	205,583	205,584
Amortization of operating lease right-of-use assets	20,841	20,367
Income tax benefit	(13,184)	-
Allowance for credit losses	3,233	-
Deferred tax benefit	(117,900)	(49,554)
Stock-based compensation	59,311	55,141
Changes in operating assets and liabilities:
Accounts receivable	(5,964)	15,182
Operating lease liability	(20,841)	(20,367)
Prepaid expense and other current assets	194,766	120,532
Accounts payable, accrued expenses and other current liabilities	(201,387)	(316,967)
Deferred subscription revenue	(152,945)	(94,611)
Net cash used in operating activities	(520,794)	(802,991)
Cash flows from investing activities:
Net cash used in investing activities	-	-
Cash flows from financing activities:
Purchase of treasury stock	-	(7,213)
Net cash used in financing activities	-	(7,213)
Net decrease in cash and cash equivalents	(520,794)	(810,204)
Balance of cash and cash equivalents at beginning of period	13,568,049	14,739,933
Balance of cash and cash equivalents at end of period	$13,047,255	$13,929,729
Supplemental disclosure of cash flow information:
Cash paid during the periods:
Taxes	$50	$-